EXHIBIT 5.1
                    [Simpson Thacher & Bartlett Letterhead]





                                                       October 17, 1997





First Hawaiian, Inc.
999 Bishop Street
Honolulu, Hawaii  96813

Ladies and Gentlemen:

              This opinion is delivered in connection with the Registration

Statement on Form S-4 (the "Registration Statement") filed under the

Securities Act of 1933, as amended (the "Act"), by First Hawaiian, Inc., a

Delaware corporation (the "Company"), and First Hawaiian Capital I, a

Delaware statutory business trust (the "Trust", and together with the

Company, the "Registrants"), which Registration Statement relates to (i)

$100,000,000 aggregate liquidation amount of the Trust's 8.343% Capital

Securities, Series B (the "New Capital Securities"), representing beneficial ownership interests in the Trust, to be exchanged for $100,000,000 of the

Trust's outstanding 8.343% Capital Securities, Series A (the "Old Capital

Securities"), (ii) $100,000,000 aggregate principal amount of the Company's

8.343% Junior Subordinated Deferrable Interest Debentures due July 1, 2027

(the "New Junior Subordinated Debentures") to be issued by the Company and exchanged for up to $100,000,000 aggregate principal amount of the Company's outstanding 8.343% Junior Subordinated Deferrable Interest Debentures due

July 1, 2027 (the "Old Junior Subordinated Debentures") and (iii) an

unconditional and irrevocable guarantee (the "New Guarantee") of the obligations of the Trust under the New Capital Securities to be issued by the
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Company and exchanged for the Company's outstanding guarantee (the "Old

Guarantee") of the obligations of the Trust under the Old Capital Securities.

              We have examined (i) the Registration Statement, (ii) the

Junior Subordinated Indenture (the "Indenture") between the Company and The

First National Bank of Chicago, as Indenture Trustee (the "Indenture

Trustee"), dated as of June 30, 1997 and filed as an exhibit to the

Registration Statement, pursuant to which the New Junior Subordinated

Debentures are to be issued, and (iii) the form of Guarantee Agreement (the

"Guarantee Agreement") to be executed by the Company and The First National

Bank of Chicago, as Guarantee Trustee (the "Guarantee Trustee"), relating to the New Guarantee, as filed as an exhibit to the Registration Statement.  In addition, we have examined, and have relied as to matters of fact upon,

originals or copies, certified or otherwise identified to our satisfaction,

of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.  We have also assumed that the Registration Statement, and any applicable amendments thereto

(including post-effective amendments), will have become effective under the

Act at the time of issuance of such New Capital Securities, New Junior

Subordinated Debentures and New Guarantee.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
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                      1.  Assuming that the Indenture has been duly authorized
       and validly executed and delivered by the Indenture Trustee, when such New Junior Subordinated Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon exchange of the Old Junior Subordinated
       Debentures as contemplated by the Registration Statement, such New Junior Subordinated Debentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

                      2. When the Guarantee Agreement has been duly executed and delivered by the Company and the Guarantee Trustee, the New Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

              Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance,

reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

              We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the

State of New York, the Delaware General Corporation Law and the federal law of the United States.

              We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration

Statement.

              This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                              Very truly yours,

                                              /s/ Simpson Thacher & Bartlett

                                              SIMPSON THACHER & BARTLETT